Letter to Shareholders
XsunX Updates Technology & Business Development Pipeline
Date: 5.10.2011

To Our Valued Shareholders:

This week’s newsletter provides an update on the progress with our first licensee, Globe Future Technology. It also addresses our plans to start the build-out of our initial baseline CIGSolar™ system and a brief answer to recent questions we have received regarding UL certification.

In mid-March we announced entering into our first CIGSolar™ purchase and license commitment with Globe Future Technology Development Co, Ltd., a Chinese Energy Company. Under the agreement, XsunX will provide Globe with both an initial baseline solar cell production system and a 30 MW follow-on CIGSolar™ production system.

Since March, we have been working with Globe in an effort to support their submission of documentation as they apply for certain permitting and government programs in their region.  According to Globe, they have submitted their applications and are working to respond to the review process.  As Globe completes this process we will begin to work with them to finalize the CIGSolar™ system configuration to ensure compatibility with Globe’s facility and product needs. Once the parties have finalized specifications for these CIGSolar™ deliverables, Globe will post a letter-of-credit for the payment of the initial systems.

We are also working to complete arrangements to start the build-out of our first multi-chamber CIGSolar™ evaporator system which will provide a vast improvement to our current in-house capabilities. We have planned to start the build in May and are working to keep to that schedule.

Initially, due to the agreement with Globe, we had envisioned customizing this tool to meet Globe’s needs; however, due to the full-time marketing and development value this system will provide us, we have elected to keep this system in-house and to deliver Globe a separate system. When completed, this new tool will allow us to offer numerous potential licensees a hands-on opportunity to review our CIGSolar™ technology which we anticipate will lead to additional license sales. This is a very exciting time and we are looking forward to starting the build and providing shareholders with updates.

Recently we have received questions about the need to receive certification from third parties such as Underwriters Laboratories “UL” for our CIGSolar™ technology. This is not a requirement for the CIGSolar™ process prior to our licensing and sale of systems. Through CIGSolar™ we provide an integrated system to produce CIGS solar cells that can be used in the assembly of solar modules, and each of the materials used in our CIGS solar cell have previously received UL approval. In general, UL certifies the assembled solar module product, regardless of solar cell type, to ensure that the assembled product meets electrical safety minimums. Many of the customers we are speaking with have already undergone this process with their current product lines and understand the necessary encapsulation and wiring requirements.

As always, if you have any questions, please contact our Investor Relations desk at investors@xsunx.com or (888) 797-4527.

Sincerely,

The XsunX Team

Safe Harbor Statement: Matters discussed in this shareholder newsletter contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this shareholder newsletter, the words "anticipate," "believe," "estimate," "may," "intend," "expect" and similar expressions identify such forward-looking statements. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained herein. These forward-looking statements are based largely on the expectations of the Company and are subject to a number of risks and uncertainties. These include, but are not limited to, risks and uncertainties associated with: the impact of economic, competitive and other factors affecting the Company and its operations, markets, product, and distributor performance, the impact on the national and local economies resulting from terrorist actions, and U.S. actions subsequently; and other factors detailed in reports filed by the Company.